UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2022 (April 7, 2022)

Warner Bros. Discovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34177	35-2333914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555

(Registrant’s telephone number, including area code)

Discovery, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On April 8, 2022 (the “Closing Date”), Warner Bros. Discovery, Inc. (“WBD” or the “Company”), formerly known as Discovery, Inc. (“Discovery”), and AT&T Inc. (“AT&T”) completed the previously disclosed transactions contemplated by (1) that certain Agreement and Plan of Merger, dated as of May 17, 2021 (as amended, the “Merger Agreement”), by and among Discovery, Drake Subsidiary, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Discovery (“Merger Sub”), AT&T and Magallanes, Inc., a Delaware corporation and formerly a wholly owned subsidiary of AT&T (“Spinco”), (2) that certain Separation and Distribution Agreement, dated as of May 17, 2021 (as amended, the “Separation Agreement”), by and among Discovery, AT&T and Spinco, and (3) certain other agreements in connection with the transactions contemplated by the Merger Agreement and the Separation Agreement. Specifically, (1) AT&T transferred the business, operations and activities that constitute the WarnerMedia segment of AT&T (the “WarnerMedia Business”), subject to certain exceptions as set forth in the Separation Agreement, to Spinco (the “Separation”), (2) thereafter, on the Closing Date, AT&T distributed to its stockholders all of the shares of common stock, par value $0.01 per share, of Spinco (“Spinco common stock”) held by AT&T by way of a pro rata dividend such that each holder of shares of common stock, par value $1.00 per share, of AT&T (“AT&T common stock”) was entitled to receive one share of Spinco common stock for each share of AT&T common stock held as of the record date, April 5, 2022 (the “Distribution”), and (3) following the Distribution, Merger Sub merged with and into Spinco, with Spinco surviving as a wholly owned subsidiary of the Company (the “Merger” and together with the Separation and the Distribution, the “Transactions”). Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Spinco common stock on the Closing Date was automatically converted into the right to receive 0.241917 shares of Series A common stock, par value $0.01 per share, of WBD (“WBD common stock”). In addition, pursuant to the Separation Agreement and prior to the Distribution, on the Closing Date, Spinco made a cash payment to AT&T of approximately $28.9 billion (the “Special Cash Payment”), which is subject to certain post-closing adjustments pursuant to the terms of the Separation Agreement.

In connection with the completion of the Transactions, on the Closing Date and prior to the effective time of the Merger, the Company amended and restated its restated certificate of incorporation, as amended (the “Discovery Charter” and as amended and restated, the “WBD Charter”), to, among other things, (1) change its name to Warner Bros. Discovery, Inc. and (2) automatically reclassify and convert each share of Discovery’s Series A common stock, par value $0.01 per share (“Discovery Series A common stock”), Discovery’s Series B common stock, par value $0.01 per share (“Discovery Series B common stock”), Discovery’s Series C common stock, par value $0.01 per share (“Discovery Series C common stock”), Discovery’s Series A-1 convertible participating preferred stock, par value $0.01 per share, and Discovery’s Series C-1 convertible participating preferred stock, par value $0.01 per share, into such number of shares of WBD common stock as set forth in the Merger Agreement (the “Reclassification”).

Item 1.01.	Entry into a Material Definitive Agreement.

Transaction Documents

In connection with the Transactions, on the Closing Date, the Company, AT&T and Spinco and certain of their subsidiaries, as applicable, entered into additional agreements, including:

•

a Transition Services Agreement (the “TSA”) by and between AT&T Services, Inc. and Spinco, which governs the parties’ respective rights and obligations with respect to the provision of certain transition services. The scope of services to be provided under the TSA, and the applicable term and fees for each such service, are set forth in the TSA schedules, which were finalized prior to the completion of the Transactions. The fees for the TSA services are no greater than fully-loaded cost without a profit margin (including employee costs related thereto) and include any additional reasonable, documented out-of-pocket costs or expenses incurred by the applicable service provider or its affiliates and directly related to the provision of such service; and

•

an Intellectual Property Matters Agreement (the “IPMA”) by and among AT&T, Spinco and certain of their affiliates, pursuant to which, among other things, AT&T and Spinco and certain of their affiliates granted each other non-exclusive, royalty-free, irrevocable and perpetual cross-licenses (1) to use technology owned by or, to the extent sublicensable, licensed to either AT&T or Spinco, and used in the other party’s business in the 12-month period prior to the Closing Date, in substantially the same manner as such technology was used prior to the Closing Date, (2) under certain scheduled patents for which the named inventors include at least one Spinco Group (as defined in the IPMA) employee and one AT&T employee, and the relevant invention was conceived or reduced to practice during such employees’ period of employment, for any and all purposes and (3) to use business information and data generated by AT&T prior to the Closing Date, for or on behalf of Spinco, for use in the operation of the Spinco Business (as defined in the IPMA) (excluding personal information and information and data regarding customers or subscribers of products or services of AT&T) in substantially the same manner as such information or data was used prior to the Closing Date.

Each of the foregoing descriptions does not purport to be complete and is qualified in its entirety by reference to each of the TSA and the IPMA, respectively, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference into this Item 1.01.

Financing Matters

Spinco Term Loan Credit Agreement

As previously disclosed, on June 4, 2021, Spinco entered into a $10.0 billion term loan credit agreement (the “Spinco Term Loan Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and a syndicate of lenders. On April 7, 2022 (the “Spinco Term Loan Closing Date”), Spinco borrowed $10.0 billion under the Spinco Term Loan Credit Agreement (consisting of a $3.0 billion tranche term loan (“TL Tranche 1”) and a $7.0 billion tranche term loan (“TL Tranche 2”)), and a portion of such funds were used by Spinco on the Closing Date to finance, in part, the Special Cash Payment.

On the Closing Date, the Company, Scripps Networks Interactive, Inc. (“Scripps”) and Discovery Communications, LLC (“DCL”) were joined as guarantors under the Spinco Term Loan Credit Agreement.

Loans will bear interest, at Spinco’s option, either:

•

at a variable annual rate equal to: (1) the highest of (a) 0.5% per annum above the federal funds rate, (b) the prime rate quoted by The Wall Street Journal and (c) the London interbank offered rate applicable to dollars for an interest period of one month plus 1.00%, plus (2) an applicable margin, as set forth in the Spinco Term Loan Credit Agreement (the “Applicable Margin for Base Rate Advances”); or

•

at a rate equal to: (i) the London interbank offered rate applicable to dollars for an interest period of one, three or six months, as applicable (the “LIBO Screen Rate”), or, if the LIBO Screen Rate is not available, an interpolated rate determined by the agent pursuant to the Spinco Term Loan Credit Agreement (the “LIBO Interpolated Rate” and, together with the LIBO Screen Rate, as applicable, the “LIBO Rate”) for the applicable interest period, plus (ii) an applicable margin, as set forth in the Spinco Term Loan Credit Agreement (the “Applicable Margin for Eurocurrency Rate Advances”).

The Applicable Margin for Eurocurrency Rate Advances of the TL Tranche 1 loans will range from 0.750% to 1.500% per annum depending on the senior unsecured long-term debt ratings of the Company (the “Debt Ratings”). The Applicable Margin for Eurocurrency Rate Advances of the TL Tranche 2 loans will range from 0.875% to 1.625% per annum depending on the Debt Ratings. The Applicable Margin for Base Rate Advances will be equal to the greater of (x) 0.00% and (y) the relevant Applicable Margin for Eurocurrency Rate Advances minus 1.00% per annum, depending on the Debt Ratings.

The outstanding aggregate principal amount of any TL Tranche 1 loans made to Spinco will be due and payable 18 months after the Spinco Term Loan Closing Date. The outstanding aggregate principal amount of any TL Tranche 2 loans made to Spinco will be due and payable three years after the Spinco Term Loan Closing Date.

The Spinco Term Loan Credit Agreement contains certain representations and warranties and covenants, including limitations on liens, investments, indebtedness, dispositions, transactions with affiliates, dividends and other restricted payments and certain burdensome agreements and financial maintenance covenants providing that the Company will be required to maintain (commencing with the last day of the first full fiscal quarter following the Spinco Term Loan Closing Date) (i) a Consolidated Interest Coverage Ratio (as defined in the Spinco Term Loan Credit Agreement) of no less than 3.00 to 1.00 and (ii) a Consolidated Leverage Ratio (as defined in the Spinco Term Loan Credit Agreement) of (a) from and after the last day of the first full fiscal quarter following the Spinco Term Loan Closing Date to the Measurement Period (as defined the Spinco Term Loan Credit Agreement) ending on the last day of the first full fiscal quarter after the first anniversary of the Spinco Term Loan Closing Date, no more than 5.75 to 1.00, (b) from and after the Measurement Period ending on the last day of the first full fiscal quarter after the first anniversary of the Spinco Term Loan Closing Date to the Measurement Period ending on the last day of the first full quarter after the second anniversary of the Spinco Term Loan Closing Date, 5.00 to 1.00 and (c) thereafter, 4.50 to 1.00.

Events of default under the Spinco Term Loan Credit Agreement, which, if occurring after the loans are made, would result in the acceleration of or permit the lenders to accelerate, as applicable, required payment under the Spinco Term Loan Credit Agreement, include, among others, nonpayment of principal, interest or other amounts, failure to perform covenants, inaccuracy of representations or warranties in any material respect, cross-defaults with other material indebtedness, certain undischarged judgments, the occurrence of certain ERISA or bankruptcy or insolvency events, inability to pay debts or attachments or the occurrence of a Change in Control (as defined in the Spinco Term Loan Credit Agreement) or a material provision of the Spinco Term Loan Credit Agreement ceases to be in effect.

The foregoing description of the Spinco Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Spinco Term Loan Credit Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated by reference into this Item 1.01.

DCL Revolving Credit Agreement

As previously disclosed, on June 9, 2021, DCL entered into a multicurrency revolving credit agreement (as amended on July 30, 2021, the “DCL Revolving Credit Agreement”) among DCL, certain wholly owned subsidiaries of DCL, the Company, Scripps, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

On the Closing Date, the available revolving commitments under the DCL Revolving Credit Agreement increased by $3.5 billion from $2.5 billion to $6.0 billion. In addition, on the Closing Date, Spinco was joined as a guarantor under the DCL Revolving Credit Agreement.

The foregoing description of the DCL Revolving Credit Agreement does not purport to be complete statement and is qualified in its entirety by reference to the DCL Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated by reference into this Item 1.01.

Twentieth Supplemental Indenture and Twenty-First Supplemental Indenture

On the Closing Date, each of DCL, the Company, Spinco and U.S. Bank Trust Company, National Association, as trustee, entered into (1) a twentieth supplemental indenture (the “Twentieth Supplemental Indenture”) to the indenture, dated as of August 19, 2009, by and among DCL, Discovery, Scripps and U.S. Bank National Association, as trustee (the “Base Indenture”), and (2) a twenty-first supplemental indenture (the “Twenty-First Supplemental Indenture”) to the Base Indenture.

Pursuant to the Twentieth Supplemental Indenture, Spinco became a guarantor under DCL’s 2.950% Senior Notes due 2023, 3.950% Senior Notes due 2028, 5.000% Senior Notes due 2037, 5.200% Senior Notes due 2047, 2.500% Senior Notes due 2024, 3.900% Senior Notes due 2024, 3.950% Senior Notes due 2025, 4.125% Senior Notes due 2029, 5.300% Senior Notes due 2049, 3.625% Senior Notes due 2030, 4.650% Senior Notes due 2050 and 4.000% Senior Notes due 2055.

Pursuant to the Twenty-First Supplemental Indenture, Spinco became a guarantor under DCL’s 3.250% Senior Notes due 2023, 3.800% Senior Notes due 2024, 3.450% Senior Notes due 2025, 4.900% Senior Notes due 2026, 1.900% Senior Notes due 2027, 6.350% Senior Notes due 2040, 4.950% Senior Notes due 2042 and 4.875% Senior Notes due 2043.

Each of the foregoing descriptions of the Twentieth Supplemental Indenture and the Twenty-First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to each of the Twentieth Supplemental Indenture and the Twenty-First Supplemental Indenture, respectively, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated by reference into this Item 1.01.

Receivables Purchase Agreement and Performance Guaranty

On April 7, 2022, Turner Broadcasting System, Inc., a former subsidiary of AT&T (“Turner”), as servicer, and AT&T Receivables Funding II, LLC, a former subsidiary of AT&T (the “Receivables Seller”), as seller, entered into a second amended and restated receivables purchase agreement, dated as of April 7, 2022 (the “RPA”), with PNC Bank, National Association (“PNC”), as administrative agent and as purchaser, and the other parties thereto, pursuant to which the Receivables Seller sold and transferred, and will continue to sell and transfer, certain receivables to PNC, as purchaser, and to other purchasers under the RPA. The RPA has a facility limit of $6.0 billion.

On April 7, 2022, the Company entered into a performance guaranty (the “Performance Guaranty”) in favor of PNC, as administrative agent under the RPA, pursuant to which the Company provided, on and from the Closing Date, a performance guarantee of certain obligations of Turner, as servicer and originator, and certain other subsidiaries of the Company, as originators.

On the Closing Date, PNC, as administrative agent, released liens over certain of AT&T’s mobility receivables, and AT&T was released (and the Company was substituted) as performance guarantor. In addition, on the Closing Date, approximately $1.3 billion of funds of the Company and its affiliates were contributed to the Receivables Seller to be held in certain pledged accounts of the Receivables Seller with PNC and/or its affiliates as replacement collateral for the Receivables Seller’s obligations under the RPA.

Each of the foregoing descriptions of the RPA and the Performance Guaranty does not purport to be complete and is qualified in its entirety by reference to the RPA and the Performance Guaranty, respectively, copies of which are attached hereto as Exhibits 10.5 and 10.6, and incorporated by reference into this Item 1.01.

Existing WarnerMedia Business Debt

In connection with the completion of the Transactions, approximately $1.6 billion of existing debt of the WarnerMedia Business was transferred to Spinco and assumed by the Company. At issuance, the maturities of the WarnerMedia Business’s outstanding debt securities ranged from eight to forty years and the interest rates on its debt securities with fixed interest rates ranged from 1.95% to 9.15%.

Guarantees of Spinco Notes

As previously disclosed, on March 15, 2022, Spinco issued $30.0 billion in aggregate principal amount of Spinco Notes, comprised of the following tranches: (1) $1.75 billion aggregate principal amount of its 3.428% Senior Notes due 2024 (the “2024 Notes”), (2) $500.0 million aggregate principal amount of its 3.528% Senior Notes due 2024 (the “2024 NC1 Notes”), (3) $1.75 billion aggregate principal amount of its 3.638% Senior Notes due 2025 (the “2025 Notes”), (4) $500.0 million aggregate principal amount of its 3.788% Senior Notes due 2025 (the “2025 NC1 Notes”), (5) $4.0 billion aggregate principal amount of its 3.755% Senior Notes due 2027 (the “2027 Notes”), (6) $1.5 billion aggregate principal amount of its 4.054% Senior Notes due 2029 (the “2029 Notes”), (7) $5.0 billion aggregate principal amount of its 4.279% Senior Notes due 2032 (the “2032 Notes”), (8) $4.5 billion aggregate principal amount of its 5.050% Senior Notes due 2042 (the “2042 Notes”), (9) $7.0 billion aggregate principal amount of its 5.141% Senior Notes due 2052 (the “2052 Notes”), (10) $3.0 billion aggregate principal amount of its 5.391% Senior Notes due 2062 (the “2062 Notes” and, together with the 2024 Notes, the 2024 NC1 Notes, the 2025 Notes, the 2025 NC1 Notes, the 2027 Notes, the 2029 Notes, the 2032 Notes, the 2042 Notes and the 2052 Notes, the “Fixed Rate Notes”) and (11) $500.0 million aggregate principal amount of its Floating Rate Senior Notes due 2024 (the “Floating Rate Notes”). The Spinco Notes included $10.0 billion in aggregate principal amount issued to AT&T, comprised of the following tranches: (1) $5.0 billion aggregate principal amount of its 2032 Notes, (2) $2.0 billion aggregate principal amount of its 2052 Notes and (3) $3.0 billion aggregate principal amount of its 2062 Notes (collectively, the “Spinco Debt Securities”), which were transferred to two investment banks in exchange for a short-term loan of AT&T held by affiliates of such investment banks as principal for their own account (the “Securities Exchange”). The Spinco Notes (including the Spinco Debt Securities) were resold to third-party investors in a private placement exempt from registration in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). Spinco used the net proceeds from the sale of the Spinco Notes (other than the Spinco Debt Securities) to fund in part the Special Cash Payment and for other expenses relating to the Transactions, and AT&T used the Spinco Debt Securities to complete the Securities Exchange.

The Spinco Notes were issued pursuant to an Indenture (the “Indenture”) among Spinco, AT&T and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Immediately following the consummation of the Merger, the Company, DCL and Scripps (collectively, the “Discovery Guarantors”) became party to the Indenture pursuant to a Supplemental Indenture (the “Supplemental Indenture”) among Spinco, the Discovery Guarantors and the Trustee, whereby the Discovery Guarantors provided, among other things, a full and unconditional guarantee of the Spinco Notes. Upon consummation of the Merger, AT&T was automatically, unconditionally and irrevocably released as a guarantor of the Spinco Notes. The Indenture contains customary events of default for similar debt securities, which if triggered may accelerate payment of principal and accrued but unpaid interest on the Spinco Notes. Such events of default include non-payment of principal and interest, non-performance of covenants and obligations, default on other material debt, and bankruptcy or insolvency. If a change of control repurchase event as defined in the Indenture occurs, Spinco may be required to offer to purchase the Spinco Notes from the holders thereof.

The 2024 Notes bear interest at a rate of 3.428% per year and will mature on March 15, 2024. The 2024 NC1 Notes bear interest at a rate of 3.528% per year and will mature on March 15, 2024. The 2025 Notes bear interest at a rate of 3.638% per year and will mature on March 15, 2025. The 2025 NC1 Notes bear interest at a rate of 3.788% per year and will mature on March 15, 2025. The 2027 Notes bear interest at a rate of 3.755% per year and will mature on March 15, 2027. The 2029 Notes bear interest at a rate of 4.054% per year and will mature on March 15, 2029. The 2032 Notes bear interest at a rate of 4.279% per year and will mature on March 15, 2032. The 2042 Notes bear interest at a rate of 5.050% per year and will mature on March 15, 2042. The 2052 Notes bear interest at a rate of 5.141% per year and will mature on March 15, 2052. The 2062 Notes bear interest at a rate of 5.391% per year and will mature on March 15, 2062. The Floating Rate Notes bear interest at a floating rate equal to Compounded SOFR (a compounded Secured Overnight Financing Rate as specified in the Indenture) plus 1.78%, reset quarterly, and will mature on March 15, 2024.

Interest on the Fixed Rate Notes is payable on March 15 and September 15 of each year, beginning September 15, 2022. Interest on the Floating Rate Notes is payable on March 15, June 15, September 15 and December 15 of each year, beginning June 15, 2022.

The Floating Rate Notes will not be redeemable at Spinco’s option. The 2032 Notes, 2052 Notes and 2062 Notes are not redeemable at Spinco’s option prior to March 15, 2027.

Prior to the applicable par call date (or prior to the applicable maturity date, in the case of the 2024 Notes and the 2025 Notes, and, in the case of the 2032 Notes, 2052 Notes and 2062 Notes, on or after March 15, 2027), Spinco may, at its option, redeem some or all of the Fixed Rate Notes at any time and from time to time by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. On and after the applicable par call date, Spinco may redeem the Fixed Rate Notes at its option, in whole at any time or in part, from time to time, at a redemption price equal to 100% of the principal amount of the applicable series of Fixed Rate Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

The par call date for the 2024 NC1 Notes is March 15, 2023. The par call date for the 2025 NC1 Notes is March 15, 2023. The par call date for the 2027 Notes is February 15, 2027. The par call date for the 2029 Notes is January 15, 2029. The par call date for the 2032 Notes is December 15, 2031. The par call date for the 2042 Notes is September 15, 2041. The par call date for the 2052 Notes is September 15, 2051. The par call date for the 2062 Notes is September 15, 2061.

The Spinco Notes are unsecured and rank equally in right of payment with all of the Company’s other unsecured senior indebtedness. The Spinco Notes will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by all of the Company’s future domestic subsidiaries that are borrowers or that guarantee the payment of any debt under the DCL Revolving Credit Agreement, the Spinco Term Loan Credit Agreement or any material debt, equal to or greater than $400 million, of Spinco, the Company or certain subsidiaries of the Company.

The foregoing description of the Spinco Notes and the other documents referred to above does not purport to be complete and is qualified in its entirety by reference to each of the Indenture and the Supplemental Indenture, copies of which are attached hereto as Exhibits 4.3 and 4.4, respectively, and incorporated by reference into this Item 1.01.

Spinco Registration Rights Agreement

In connection with the issuance of the Spinco Notes, Spinco entered into a Registration Rights Agreement, dated as of March 15, 2022 (the “Spinco Registration Rights Agreement”), with J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC. Immediately following the consummation of the Merger, the Company entered into a joinder to the Spinco Registration Rights Agreement together with DCL and Scripps.

Pursuant to the Spinco Registration Rights Agreement, Spinco and the Discovery Guarantors have agreed to use commercially reasonable efforts to file a registration statement with respect to a registered offer to exchange the Spinco Notes for new notes with terms substantially identical in all material respects to the Spinco Notes (the “Exchange Securities”), except that the Exchange Securities will not contain terms with respect to transfer restrictions or any increase in annual interest rate for failure to comply with the Spinco Registration Rights Agreement. Spinco and the Discovery Guarantors have also agreed to use commercially reasonable efforts to consummate the registered offer to exchange by July 15, 2023. Spinco may be required to provide a shelf registration statement to cover resales of the Spinco Notes under certain circumstances. If Spinco or the Discovery Guarantors fail to satisfy these obligations, Spinco may be required to pay holders of the Spinco Notes additional interest.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Spinco Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.5 and incorporated by reference into this Item 1.01.

Advance/Newhouse Registration Rights Agreement

In connection with the completion of the Transactions, the Company entered into an Amended and Restated Registration Rights Agreement (the “Advance/Newhouse Registration Rights Agreement”), dated as of April 11, 2022, by and among the Company, Advance/Newhouse Partnership and Advance/Newhouse Programming Partnership (collectively, “Advance/Newhouse”). Pursuant to the Advance/Newhouse Registration Rights Agreement, subject to certain limitations and restrictions, Advance/Newhouse has the right to require the Company to use its reasonable efforts to register the shares of WBD common stock now held or thereafter acquired by Advance/Newhouse.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Advance/Newhouse Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.6 and incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Transactions, including the Merger, were completed pursuant to the Merger Agreement and the Separation Agreement. At the effective time of the Merger, each issued and outstanding share of Spinco common stock (except for shares of Spinco common stock held by Spinco as treasury stock or by any subsidiary of Spinco after giving effect to the Separation, which were canceled and ceased to exist and no consideration was delivered in exchange therefor) was automatically converted into the right to receive 0.241917 shares of WBD common stock (or cash payment in lieu of fractional shares), based on the exchange ratio set forth in the Merger Agreement. Under the Merger Agreement, exchange ratio means (1)(a) the number of shares WBD common stock outstanding as of immediately prior to the effective time of the Merger on a fully diluted, as-converted (including as a result of the Reclassification) and as-exercised basis in accordance with the treasury stock method multiplied by (b) the quotient of 71 divided by 29 divided by (2) the number of shares of Spinco common stock outstanding immediately prior to the effective time of the Merger, subject to the adjustments set forth in the Merger Agreement. The calculation of the number of shares of WBD common stock to be issued to holders of record of shares of Spinco common stock immediately prior to the effective time of the Merger (the “Share Issuance”), as set forth in the Merger Agreement, resulted in Spinco stockholders immediately prior to the Merger collectively holding approximately 71% of the outstanding shares of WBD common stock on a fully diluted basis immediately following the Merger. The Company determined that there were approximately 707 million shares of WBD common stock outstanding immediately prior to the effective time of the Merger on a fully diluted, as-converted and as-exercised basis (including as a result of the Reclassification). The total shares of WBD common stock issued in the Share Issuance therefore equaled the product of (1) approximately 707 million multiplied by (2) a fraction, the numerator of which is 71% and the denominator of which is 29%, which equals approximately 1.7 billion shares of WBD common stock. Immediately prior to the effective time of the Merger, the number of shares of Spinco common stock issued and outstanding equaled approximately 7.2 billion. As a result, the exchange ratio in the Merger was equal to 0.241917. Immediately after the completion of the Transactions, giving effect to the Reclassification and the Merger, the Company had a total of 2,426,605,846 shares of WBD common stock outstanding.

Discovery’s Registration Statement on Form S-4 (Reg. No. 333-261188), as amended, which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 10, 2022 (the “Discovery Registration Statement”), sets forth certain additional information regarding the Transactions in the section titled “The Transactions” and is incorporated by reference into this Item 2.01. The foregoing description of the Transactions does not purport to be complete and is qualified in its entirety by reference to each of the Merger Agreement and the Separation Agreement, copies of which are attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangements or Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Financing Matters” is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the completion of the Transactions, the Company notified the Nasdaq Global Select Market (“Nasdaq”) of the completion of the Transactions and requested that Discovery Series A common stock, Discovery Series B common stock and Discovery Series C common stock be withdrawn from listing on Nasdaq. On the Closing Date, Nasdaq filed notifications of removal from listing on Form 25 with the SEC to report the delisting of Discovery Series A common stock, Discovery Series B common stock and Discovery Series C common stock from Nasdaq and suspended trading of such series of Discovery stock on Nasdaq prior to the opening of trading on April 11, 2022. The delisting of such series of Discovery stock will become effective on April 18, 2022, ten days after the filing date of the Form 25. On April 11, 2022, WBD common stock commenced trading on Nasdaq.

Item 3.03.	Material Modifications to Rights of Security Holders.

On the Closing Date, prior to the effective time of the Merger, the Company amended and restated the Discovery Charter to effect the Reclassification and the other changes approved by Discovery’s stockholders at a special meeting of stockholders on March 11, 2022. At the effective time of the WBD Charter, (1) each share of Discovery

Series A common stock issued and outstanding or held by Discovery as treasury stock immediately prior to such effective time was automatically reclassified and converted into one share of WBD common stock, (2) each share of Discovery Series B common stock issued and outstanding or held by Discovery as treasury stock immediately prior to such effective time was automatically reclassified and converted into one share of WBD common stock, (3) each share of Discovery Series C common stock issued and outstanding or held by Discovery as treasury stock immediately prior to such effective time was automatically reclassified and converted into one share of WBD common stock, (4) each share of Discovery Series A-1 preferred stock issued and outstanding or held by Discovery as treasury stock immediately prior to such effective time was automatically reclassified and converted into 13.11346315 shares of WBD common stock and (5) each share of Discovery Series C-1 preferred stock issued and outstanding or held by Discovery as treasury stock immediately prior to such effective time was automatically reclassified and converted into such number of shares of WBD common stock as the number of shares of Discovery Series C common stock such share of Discovery Series C-1 preferred stock would have been convertible into immediately prior to such effective time, which as of immediately prior to such effective time would have been 19.3648 shares of WBD common stock.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03. In addition, the Discovery Registration Statement sets forth certain additional information regarding the rights of the Company’s stockholders before and after the completion of the Transactions in the sections titled “Description of Capital Stock of Discovery and WBD” and “Comparison of Stockholders’ Rights” and is incorporated by reference into this Item 3.03.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to each of the WBD Charter and the WBD Bylaws (as defined below), copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Election of Directors

In accordance with the terms of the Merger Agreement, the WBD Charter and the Consent Agreement (as defined in the Merger Agreement), as of the effective time of the Merger, (1) the board of directors of the Company (the “Board”) increased the size of the Board to 13 directors, (2) the directors on the Board immediately prior to the completion of the Merger resigned from the Board and from all committees of the Board on which each such resigning director served and (3) David M. Zaslav, Robert R. Bennett, John C. Malone, Paul A. Gould, Steven A. Miron and Steven O. Newhouse, Discovery’s designees pursuant to its rights under the Merger Agreement, and Samuel A. Di Piazza, Jr., Li Haslett Chen, Paula A. Price, Richard W. Fisher, Fazal Merchant, Debra L. Lee and Geoffrey Y. Yang, AT&T’s designees pursuant to its rights under the Merger Agreement, were elected to the Board.

Pursuant to the WBD Charter, the Board is divided into three classes, designated Class I, Class II and Class III. Effective as of the effective time of the Merger, the directors identified below were designated to the following classes:

Class I: David M. Zaslav, Robert R. Bennett, Li Haslett Chen and Paula A. Price

Class II: John C. Malone, Paul A. Gould, Richard W. Fisher and Fazal Merchant

Class III: Samuel A. Di Piazza, Jr. (Chair), Steven A. Miron, Steven O. Newhouse, Debra L. Lee and Geoffrey Y. Yang

Effective as of the effective time of the Merger, the directors identified below were appointed and designated to the following committees of the Board:

Audit Committee: Paula A. Price (Chair), Robert R. Bennett and Fazal Merchant

Compensation Committee: Paul A. Gould (Chair), Richard W. Fisher, Steven A. Miron and Geoffrey Y. Yang

Nominating and Corporate Governance Committee: John C. Malone (Chair), Li Haslett Chen, Paul A. Gould, Debra L. Lee, Fazal Merchant and Steven O. Newhouse

Biographical information and other arrangements of the Company’s directors are included in the Discovery Registration Statement in the section titled “The Transactions—Board of Directors and Management of WBD Following the Transactions”, which is incorporated by reference into this Item 5.02.

Appointment of Officers

In connection with the completion of the Transactions, on April 11, 2022, the following individuals were elected as officers of the Company as set forth in the table below:

Name	Title

David M. Zaslav	President and Chief Executive Officer

Adria Alpert Romm	Chief People and Culture Officer

Bruce L. Campbell	Chief Revenue and Strategy Officer

Gunnar Wiedenfels	Chief Financial Officer

David Leavy	Chief Corporate Affairs Officer

Jean-Briac Perrette	Chief Executive Officer and President, Warner Bros. Discovery Global Streaming and Interactive Entertainment

Gerhard Zeiler	President, International

Savalle Sims	Executive Vice President, General Counsel

Lori Locke	Executive Vice President, Chief Accounting Officer

Warner Bros. Discovery, Inc. Stock Incentive Plan

Effective on the Closing Date and prior to the effective time of the WBD Charter and the Merger, the Company adopted the Warner Bros. Discovery, Inc. Stock Incentive Plan (the “Omnibus Incentive Plan”). The Omnibus Incentive Plan was approved by stockholders at the 2022 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which occurred prior to the effective time of the Merger on the Closing Date. The material terms of the Omnibus Incentive Plan are described in Discovery’s 2022 Proxy Statement in the section titled “Proposal 3—Approval of Warner Bros. Discovery, Inc. Stock Incentive Plan”, which is incorporated by reference into this Item 5.02.

The foregoing description of the Omnibus Incentive Plan, including the description in Discovery’s 2022 Proxy Statement referenced above, does not purport to be complete and is qualified in its entirety by reference to the Omnibus Incentive Plan, a copy of which is attached hereto as Exhibit 10.7 and incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date and prior to the effective time of the Merger, the Company amended and restated the Discovery Charter to, among other things, (1) change its name to Warner Bros. Discovery, Inc., (2) effect the Reclassification and (3) effect the other changes approved by Discovery’s stockholders at a special meeting of stockholders on March 11, 2022. Information about the other amendments to the Discovery Charter is included in the Discovery Registration Statement in the section titled “Information about the Discovery Special Meeting—Charter Amendment, Share Issuance and “Golden Parachute” Compensation Proposals”, which is incorporated by reference into this Item 5.03.

On the Closing Date, the Company also amended and restated its amended and restated bylaws (as amended and restated, the “WBD Bylaws”) to, among other things, reflect the WBD Charter.

Each of the foregoing descriptions does not purport to be complete and is qualified in its entirety by reference to each of the WBD Charter and the WBD Bylaws, respectively, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated by reference into this Item 5.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 8, 2022, the Annual Meeting was held by means of remote communication. The following are the results of the voting on the proposals submitted to stockholders at the Annual Meeting.

1.    Stockholders elected each of the Company’s six nominees for director, three elected by the holders of shares of Discovery Series A common stock and Discovery Series B common stock voting together as a single class, and three elected by the holders of shares of Discovery Series A-1 preferred stock voting separately as a class, as set forth below:

Director Nominees Elected by Holders of Shares of Discovery Series A Common Stock and Discovery Series B Common Stock as Class I Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Paul A. Gould	94,257,501	80,660,981	25,294,359
Kenneth W. Lowe	97,315,254	77,603,228	25,294,359
Daniel E. Sanchez	133,117,848	41,800,634	25,294,359

Director Nominees Elected by Holders of Discovery Series A-1 Preferred Stock

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Miron	70,673,242	0	0
Steven A. Miron	70,673,242	0	0
Susan M. Swain	70,673,242	0	0

2.    Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, as set forth below:

Votes For	Votes Against	Abstentions
269,323,577	1,475,894	86,612

3.    Stockholders approved the Omnibus Incentive Plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
217,578,321	27,761,840	251,563	25,294,359

Item 7.01.	Regulation FD Disclosure.

On the Closing Date, the Company and AT&T issued a joint press release announcing the completion of the Transactions, furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Change of Ticker Symbol

In connection with the completion of the Transactions, Discovery Series A common stock, Discovery Series B common stock and Discovery Series C common stock ceased trading on Nasdaq under the ticker symbols “DISCA”, “DISCB” and “DISCK”, respectively, after the close of trading on the Closing Date. On April 11, 2022, WBD common stock commenced trading on Nasdaq under the ticker symbol “WBD”.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b) Pro forma financial information.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 17, 2021, by and among AT&T Inc., Magallanes, Inc., Discovery, Inc. and Drake Subsidiary, Inc. (incorporated by reference to Exhibit 2.1 of Discovery, Inc.’s Current Report on Form 8-K filed on May 20, 2021).

2.2	Separation and Distribution Agreement, dated as of May 17, 2021, by and among AT&T Inc., Magallanes, Inc. and Discovery, Inc. (incorporated by reference to Exhibit 2.2 of Discovery, Inc.’s Current Report on Form 8-K filed on May 20, 2021).

3.1	Second Restated Certificate of Incorporation of Warner Bros. Discovery, Inc.

3.2	Amended and Restated Bylaws of Warner Bros. Discovery, Inc.

4.1	Twentieth Supplemental Indenture, dated as of April 8, 2022, by and among Discovery Communications, LLC, Warner Bros. Discovery, Inc., Magallanes, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.2	Twenty-First Supplemental Indenture, dated as of April 8, 2022, by and among Discovery Communications, LLC, Warner Bros. Discovery, Inc., Magallanes, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.3	Indenture, dated as of March 15, 2022, by and among Magallanes, Inc., AT&T Inc. and U.S. Bank Trust Company, National Association, as Trustee.

4.4	First Supplemental Indenture, dated as of April 8, 2022, by and among Magallanes, Inc., Warner Bros. Discovery, Inc., Discovery Communications, LLC, Scripps Networks Interactive, Inc., and U.S. Bank Trust Company, National Association, as Trustee.

4.5	Registration Rights Agreement, dated as of March 15, 2022, by and among Magallanes, Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC.

4.6	Amended and Restated Registration Rights Agreement, dated as of April 11, 2022, by and among Discovery, Inc., Advance/Newhouse Partnership and Advance/Newhouse Programming Partnership.

10.1	Transition Services Agreement, dated as of April 8, 2022, by and between AT&T Services, Inc. and Magallanes, Inc.*

10.2	Intellectual Property Matters Agreement, dated as of April 8, 2022, by and among AT&T Inc., AT&T Intellectual Property LLC and Magallanes, Inc.*†

10.3	Credit Agreement, dated as of June 4, 2021, by and among Magallanes, Inc., the lenders named therein and JPMorgan Chase Bank, N.A., as agent.

10.4	Credit Agreement, dated as of June 9, 2021, by and among Discovery Communications, LLC, certain wholly owned subsidiaries of Discovery Communications, LLC, Discovery, Inc., as facility guarantor, Scripps Networks Interactive, Inc., as subsidiary guarantor, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer (incorporated by reference to Exhibit 4.1 of Discovery, Inc.’s Current Report on Form 8-K filed on June 10, 2021).

10.5	Second Amended and Restated Receivables Purchase Agreement, dated as of April 7, 2022, by and among AT&T Receivables Funding II, LLC, the persons from time to time party thereto, PNC Bank, National Association, Turner Broadcasting System, Inc. and PNC Capital Markets LLC.*

10.6	Performance Guaranty, dated as of April 7, 2022, by Discovery, Inc.

10.7	Warner Bros. Discovery, Inc. Stock Incentive Plan.

99.1	Joint Press Release of AT&T Inc. and Discovery, Inc., dated April 8, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Exhibits, schedules and annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be supplementally provided to the SEC upon request.
†	Certain provisions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K and will be supplementally provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2022	WARNER BROS. DISCOVERY, INC.

	By:	/s/ Gunnar Wiedenfels
	Name:	Gunnar Wiedenfels
	Title:	Chief Financial Officer